EXHIBIT 99.1


                      SIMTEK REPORTS SECOND QUARTER RESULTS
                 Sales Increase 17% Over Same Quarter Last Year;
               Gross Margins Advance Nearly 6% From First Quarter

COLORADO SPRINGS, Colorado - August 5, 2004 - Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported increased sales for both its second quarter and six-month period ended June 30, 2004.

The Company reported revenues of $4.0 million in the second quarter, up 17% from revenue of $3.4 million in the same quarter a year ago and up 14% sequentially from the first quarter of this year. The increase in second quarter revenue was attributable to renewed demand by key systems customers for the Company's nonvolatile memory products, which generated $3.7 million in revenue versus $2.7 million in the same quarter last year. This 37% increase in nonvolatile memory products more than compensated for a drop in revenue from the Company's government research and development activities for the quarter at Simtek's subsidiary, Q-DOT Inc., which declined to $319,000 from $512,000 in the comparable quarter last year. This was primarily due to increased contract bidding activities along with internal R&D related to commercial development of Q-DOT's high speed technology, reducing billed man-hours against government contracts.

Gross margins in the second quarter improved sequentially to 36.4% from 30.6% in the first quarter as the Company continued transitioning its legacy products out of Chartered Semiconductor's wafer fab #1. Commercial grade products manufactured in fab #1 will be totally consumed by the end of the third quarter. Operating expenses of $2.3 million for the second quarter were up from $1.8 million for the same period last year, reflecting continued investment in bringing up new manufacturing facilities to replace fab #1, as well as the ongoing development of Simtek's 0.25 micron product family manufactured at DongbuAnam's Bucheon, Korea facility. These investments are setting the stage for revenue growth, improved operating efficiencies and improved overall profitability.

The Company reported a net loss of $930,000, or $0.02 per basic and diluted share, in the second quarter as compared with a net loss of $895,000, or $0.02 per basic and diluted share, in the same quarter last year.

Revenue through six months increased modestly to $7.5 million from $7.4 million in the same period a year ago. Gross margins improved slightly for the comparative periods, to 33.6% from 33.1%. Net loss at the mid-year point was $2.0 million, or $0.03 per basic and diluted share, versus $1.5 million, or $0.03 per basic and diluted share, through six months last year.

"Simtek's prospects for sustainable growth and a return to profitability remain very strong," said Doug Mitchell, president and CEO. "Although we have experienced unanticipated delays in achieving certain milestones - such as replacing legacy production from Chartered's fab #1 and near-term production growth for our new 1Mbit product family - we are making steady progress on both fronts and fully expect to be successful in our efforts. In the meantime, we are pleased with increasing demand for our legacy products which is now reflecting growth in the server and mass storage systems market.

"We are also pleased with positive reviews by a wide range of existing and potential customers who are evaluating and designing with our new 1Mbit parts,"

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Mitchell added, noting that there now are 244 companies that have been sampled with the 1 Mbit product. "The 1 Mbit nonvolatile SRAM and its real-time-clock derivative represent major advancements in the memory field, creating market opportunities that should be reflected in both our top and bottom lines beginning later this year. Between our resurgent legacy products and our promising new products, we are building a powerful catalog of product capabilities."

Simtek's product portfolio consists of its legacy 4 Kbit, 16Kbit, 64Kbit and 256Kbit nonvolatile static RAMs and the first members of its 0.25 micron family, the 1 Mbit nvSRAM and 1 Mbit RTC.

Mitchell said that in June, Simtek installed test programs and equipment at the Company's subcontractor, Amkor Test Services in Wichita, Kansas, which are required for high-volume production of the 1Mbit product family. This is an important milestone towards supplying production quantities of 1 Mbit products as demand grows. Prior to this installation, all production testing was performed at Simtek's Colorado Springs facility.

Legacy products will be shipped during the third quarter from remaining product manufactured in Chartered's Fab#1 as well as Fab#2 and X-FAB. This transition continues while shifting these sources for various customers as they complete their approvals. Unit shipments of 1 Mbit products are projected to increase by approximately 5 times over shipments in the second quarter. Customer interest is especially high in the low-power 1 Mbit Real-Time-Clock product, first sampled in March, that will begin production shipments this quarter.







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STATEMENTS OF OPERATIONS
(unaudited)
                                                              Three Months Ended June 30,             Six Months Ended June 30,
                                                           ---------------------------------      ---------------------------------
                                                                 2004               2003                 2004              2003
                                                                 ----               ----                 ----              ----
NET SALES ..........................................       $  4,004,801        $  3,419,971        $  7,503,636        $  7,355,100

     Cost of sales .................................          2,547,652           2,433,655           4,977,570           4,920,526
                                                           ------------        ------------        ------------        ------------

GROSS MARGIN .......................................          1,457,149             986,316           2,526,066           2,434,574

OPERATING EXPENSES:
     Design, research and development ..............          1,487,002           1,225,502           2,800,261           2,483,142
     Administrative ................................            328,706             204,022             606,660             475,899
     Marketing .....................................            517,827             395,444             974,521             820,327
                                                           ------------        ------------        ------------        ------------

         Total Operating Expenses ..................          2,333,535           1,824,968           4,381,442           3,779,368

NET LOSS FROM OPERATIONS ...........................           (876,386)           (838,652)         (1,855,376)         (1,344,794)
                                                           ------------        ------------        ------------        ------------
OTHER INCOME (EXPENSE):
     Interest income ...............................              5,719               7,809              13,523              17,435
     Interest expense ..............................            (59,344)            (63,591)           (120,468)           (124,637)
     Other income (expense), net ...................               (255)               (943)             (5,065)             (1,393)
                                                           ------------        ------------        ------------        ------------

         Total other income (expense) ..............            (53,880)            (56,725)           (112,010)           (108,595)
                                                           ------------        ------------        ------------        ------------

LOSS BEFORE TAXES ..................................           (930,266)           (895,377)         (1,967,386)         (1,453,389)

     Provision for income taxes ....................                 --                  --                  --                  --
                                                           ------------        ------------        ------------        ------------

NET LOSS ...........................................       $   (930,266)       $   (895,377)       $ (1,967,386)       $ (1,453,389)
                                                           ============        ============        ============        ============

NET LOSS PER COMMON SHARE:
     Basic and diluted EPS .........................       $       (.02)       $       (.02)       $       (.03)       $       (.03)
                                                           ============        ============        ============        ============

WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING:
         Basic and diluted .........................         57,395,172          54,446,394          57,209,142          54,440,139

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BALANCE SHEETS

              ASSETS
              ------
                                                                                               June 30, 2004       December 31, 2003
                                                                                               -------------      ------------------
                                                                                                (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents .......................................................           $  2,281,642          $  3,431,679
   Certificate of deposit, restricted ..............................................                300,000               300,000
   Accounts receivable - trade, net ................................................              2,156,010             1,923,542
   Inventory, net ..................................................................              1,082,040             1,201,432
   Prepaid expenses and other ......................................................                 60,882               129,554
                                                                                               ------------          ------------
       Total current assets ........................................................              5,880,574             6,986,207

EQUIPMENT AND FURNITURE, net .......................................................                962,276               862,009
DEFERRED FINANCING COSTS ...........................................................                 82,982                91,280
OTHER ASSETS .......................................................................                 45,781                58,291
                                                                                               ------------          ------------
TOTAL ASSETS .......................................................................           $  6,971,613          $  7,997,787
                                                                                               ============          ============

       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------

CURRENT LIABILITIES:
   Accounts payable ................................................................           $  1,865,692          $  1,038,634
   Accrued expenses ................................................................                267,832               390,079
   Accrued wages ...................................................................                 50,359                    --
   Line of credit ..................................................................                     --               150,000
   Accrued vacation payable ........................................................                232,196               179,580
   Obligation under capital leases .................................................                 73,775               123,585
                                                                                               ------------          ------------
       Total current liabilities ...................................................              2,489,854             1,881,878

NOTES PAYABLE ......................................................................                  5,000                 5,000
DEBENTURES .........................................................................              3,000,000             3,000,000
OBLIGATION UNDER CAPITAL LEASES ....................................................                 38,497                61,221
                                                                                               ------------          ------------
       Total liabilities ...........................................................              5,533,351             4,948,099

SHAREHOLDERS' EQUITY:
   Preferred stock, $1.00 par value, 2,000,000 shares
       authorized and none issued and outstanding ..................................                     --                    --
   Common stock, $.01 par value, 80,000,000 shares authorized,
       57,703,387 and 56,713,352 shares issued and outstanding
       at June 30, 2004 and December 31, 2003, respectively ........................                577,034               567,134
   Additional paid-in capital ......................................................             39,576,270            39,230,210
    Treasury Stock .................................................................                (12,504)              (12,504)
   Accumulated deficit .............................................................            (38,702,538)          (36,735,152)
                                                                                               ------------          ------------
   Shareholder's equity ............................................................              1,438,262             3,049,688
                                                                                               ------------          ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .........................................           $  6,971,613          $  7,997,787
                                                                                               ============          ============
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Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web page: www.simtek.com; email: information@simtek.com; by calling (719) 531-9444;
or fax (719) 531-9481. The company is headquartered in Colorado Springs,
Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent 10-QSB and 8K filings.

Contact:
Simtek Corporation
719-531-9444
information@simtek.com









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